Exhibit 5.1

Carroll Legal LLC

1449 Wynkoop Street

Suite 507

Denver, CO 80202

January 6, 2025

Aclarion, Inc.

8181 Arista Place

Broomfield, CO 80021

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Aclarion, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated January 6, 2025 to a Prospectus, dated September 23, 2024 (the “Prospectus” and “Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-281999 (the “Registration Statement”) and filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). filing of the Registration Statement (as amended, the “Registration Statement”) on Form S-3 (File No. 333-281999) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Prospectus Supplement relates to the sale of 3,380,276 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”).

The Shares are to be sold by the Company in accordance with a Placement Agent Agreement dated January 3, 2025 entered into by the Company and Dawson James Securities, Inc. (the “Placement Agent Agreement”), the form of which has been filed as an exhibit to the Registration Statement. The securities are to be offered and sold in the manner described in the Registration Statement and the Prospectus Supplement.

In connection herewith, we have examined the Registration Statement and the Prospectus Supplement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation and Bylaws (both as amended to date), and such other records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

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Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion, that:

(i)       the Shares, when issued against payment therefor as set forth in the Registration Statement and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

CARROLL LEGAL LLC

By:	/s/ James H. Carroll
James H. Carroll
Managing Member

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